Exhibit 3.1






                              GUIDANT CORPORATION







                                    BY-LAWS

                         (As amended through 12/16/02)





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                              GUIDANT CORPORATION

                                    BY-LAWS

                                     INDEX

                                   ARTICLE I

                                 Shareholders

                                                                            Page

 Section 1.0.     Annual Meetings.............................................1
 Section 1.1.     Special Meetings ...........................................1
 Section 1.2.     Time and Place of Meetings .................................1
 Section 1.3.     Notice of Meetings .........................................1
 Section 1.4.     Quorum .....................................................1
 Section 1.5.     Voting .....................................................1
 Section 1.6      Voting Lists ...............................................2
 Section 1.7.     Fixing of Record Date ......................................2
 Section 1.8.     Notice of Shareholder Business..............................2

                                  ARTICLE II

                              Board of Directors

 Section 2.0.     General Powers .............................................3
 Section 2.1.     Number and Qualifications ..................................3
 Section 2.2.     Classes of Directors and Terms .............................3
 Section 2.3.     Election of Directors ......................................3
 Section 2.4.     Meetings of Directors ......................................4
 Section 2.5.     Quorum and Manner of Acting ................................5
 Section 2.6      Resignations ...............................................5
 Section 2.7.     Removal of Directors .......................................5
 Section 2.8.     Action without a Meeting ...................................5
 Section 2.9.     Attendance and Failure to Object ...........................5
 Section 2.10.    Special Standing Committees ................................5
 Section 2.11.    Transactions with Corporation ..............................5
 Section 2.12.    Compensation of Directors ..................................6

                                  ARTICLE III

                                   Officers

 Section 3.0.     Officers, General Authority and Duties......................7
 Section 3.1.     Election, Term of Office, Qualifications ...................7
 Section 3.2.     Other Officers, Election or Appointment ....................7
 Section 3.3.     Resignation ................................................7
 Section 3.4.     Removal ....................................................7
 Section 3.5.     Vacancies ..................................................7
 Section 3.6      Chairman of the Board ......................................7
 Section 3.7.     President ..................................................8
 Section 3.8.     Vice Presidents ............................................8
 Section 3.9.     Secretary ..................................................8
 Section 3.10.    Assistant Secretaries ......................................8
 Section 3.11.    Chief Financial Officer ....................................8
 Section 3.12.    Treasurer ..................................................9
 Section 3.13.    Assistant Treasurers........................................9
 Section 3.14.    Chief Accounting Officer....................................9
 Section 3.15.    General Counsel............................................10
 Section 3.16.    Other Officers or Agents...................................10
 Section 3.17.    Compensation...............................................10
 Section 3.18.    Surety Bonds...............................................10

                                  ARTICLE IV

                     Execution of Instruments and Deposit
                              of Corporate Funds

 Section 4.0.     Execution of Instruments Generally..........................10
 Section 4.1.     Notes, Checks, Other Instruments............................10
 Section 4.2.     Proxies.....................................................10

                                   ARTICLE V

                                    Shares

 Section 5.0.     Certificates for Shares.....................................11
 Section 5.1.     Transfer of Shares..........................................11
 Section 5.2.     Regulations.................................................11
 Section 5.3.     Transfer Agents and Registrars..............................11
 Section 5.4.     Lost or Destroyed Certificates..............................11
 Section 5.5.     Control Share Acquisition Statute Inapplicable..............12

                                  ARTICLE VI

                                 Miscellaneous

 Section 6.0.     Corporate Seal..............................................12
 Section 6.1.     Fiscal Year.................................................12
 Section 6.2.     Amendment of By-laws........................................12

                                    BY-LAWS

                                      of

                              GUIDANT CORPORATION
                           (An Indiana Corporation)

                                   ARTICLE I

                                 Shareholders

         SECTION 1.0. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such date as the Board of Directors shall set.

         SECTION 1.1. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors, or the President. Shareholders shall not have the right to call special meetings.

         SECTION 1.2. Time and Place of Meetings. Each meeting of the shareholders shall be held at such time of day and place, either within or without the State of Indiana, as shall be determined by the Board of Directors. Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment.

         SECTION 1.3. Notice of Meetings. The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder's post office address as the same appears on the records maintained by the Corporation. Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting. Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof. Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.

         SECTION 1.4. Quorum. At any meeting of the shareholders a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter. In the absence of a quorum, the holders of a majority of the shares entitled to vote present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 1.5. Voting. Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder's name on the books of the Corporation on the record date fixed for the meeting under Section 1.7. Each shareholder entitled to vote shall be entitled to vote in person, by proxy executed in writing (which shall include telegraphing, cabling or facsimile transmission) by the shareholder or a duly authorized attorney in fact, or by proxy voted through electronic voting methods (which shall include by telephone and by the Internet). Except as otherwise specifically required by the Articles of Incorporation, these By-Laws, or by statute, the vote of shareholders approving any matter shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present. In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately.

         SECTION 1.6. Voting Lists. The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under
Section 1.7 and at least five (5) business days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment. Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders. In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.

         SECTION 1.7. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall, to the extent permitted by law, apply to any adjournment thereof. However, if any meeting of shareholders is adjourned to a date more than 120 days from the original meeting date, the Board of Directors shall fix a new date as the record date for purposes of determining shareholders.

         SECTION 1.8. Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date in the current year that corresponds with the day on which the Corporation held its annual meeting of shareholders in the previous year; provided, however, that in the event that the date of the applicable annual meeting has been changed by more than 25 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the Corporation's capital stock which are beneficially owned by such shareholder,
(d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.8. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 1.8, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

                                  ARTICLE II

                              Board of Directors

         SECTION 2.0. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.

         SECTION 2.1. Number and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be eight (8), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be less than seven (7) or more than 19, and no reduction in number shall have the effect of shortening the term of any incumbent director. Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.

         SECTION 2.2. Classes of Directors and Terms. The directors shall be divided into three classes as nearly equal in number as possible. Except as provided in Article 5 of the Articles of Incorporation fixing one, two, and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.6, their removal in accordance with Section 2.7, or if there has been a reduction in the number of directors and no successor is to be elected, until the end of the term.

         SECTION 2.3. Election of Directors.

         a. Election at Annual Meeting. At each annual meeting of shareholders, the class of directors to be elected at the meeting shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. The election of directors by the shareholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

         b. Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 2.3(b) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.3(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date in the current year that corresponds with the day on which the Corporation held its annual meeting of shareholders in the previous year; provided, however, that in the event that the date of the applicable annual meeting has been changed by more than 25 days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. A shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.3(b). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not so declared in accordance with the procedures prescribed by these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         c. Vacancies. Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

         SECTION 2.4. Meetings of Directors.

         a. Annual Meeting. Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting. No notice of the meeting need be given.

         b. Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held. Notice of regular meetings need not be given. Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at his or her residence or usual place of business.

         c. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any three (3) directors. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegram, facsimile transmission, or cable, or telephoned or personally delivered, not later than the day before the day on which the meeting is to be held. The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or these By-laws, need not state the purposes thereof.

         d. Waiver of Notice. Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation. No notice need be given of any meeting at which every member of the Board of Directors shall be present.

         SECTION 2.5. Quorum and Manner of Acting. A majority of the actual number of directors established pursuant to Section 2.1, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of Directors under Section 2.3 or voting on a conflict of interest transaction under Section 2.11. The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by these By-laws. Under the provisions of Article 6 of the Articles of Incorporation, certain actions by the Board of Directors therein specified require not only approval by the Board of Directors, but also approval by a majority of the Continuing Directors, as therein defined. Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. No notice of any adjourned meeting need be given.

         SECTION 2.6. Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof.

         SECTION 2.7. Removal of Directors. Any director may be removed from office at any time, with or without cause, but only upon the affirmative vote of at least 80% of the votes entitled to be cast by holders of all of the outstanding shares of Voting Stock (as defined in Article 6 of the Articles of Incorporation), voting together as a single class.

         SECTION 2.8. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 2.9. Attendance and Failure to Object. A director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken, unless (a) the director's dissent shall be entered in the minutes of the meeting, (b) the director shall file a written dissent to such action with the Secretary of the meeting before adjournment thereof, or (c) the director shall forward such dissent by registered mail to the Secretary immediately after adjournment of the meeting. The right of dissent provided for by the preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted in favor of such action.

         SECTION 2.10. Special Standing Committees. The Board of Directors, by resolution adopted by a majority of the actual number of directors elected and qualified, may designate from among its members one or more committees. Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors.

         SECTION 2.11. Transactions with Corporation.

         a. Conflict of Interest Transaction. A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

            (i) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a Committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

            (ii) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

            (iii) The transaction was fair to the Corporation.

         b. Indirect Interest. For purposes of this Section 2.11, a Director of the Corporation has an indirect interest in a transaction if:

            (i) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

            (ii) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

         c. Action by the Board of Directors. For purposes of Section 2.11(a)(i), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under
Section 2.11(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

         d. Action by Shareholders. For purposes of Section 2.11(a)(ii), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 2.11(b) may be counted in such a vote of shareholders.

         SECTION 2.12. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.

                                  ARTICLE III

                                   Officers

         SECTION 3.0. Officers, General Authority and Duties. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, one (1) or more Vice Presidents, a Secretary, a Treasurer, a Chief Accounting Officer, a General Counsel, and such other officers as may be elected or appointed in accordance with the provisions of Section 3.2. Any two (2) or more offices may be held by the same person. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-laws or as may be determined by resolution of the Board of Directors not inconsistent with the Bylaws.

         SECTION 3.1. Election, Term of Office, Qualifications. Each officer (except such officers as may be appointed in accordance with the provisions of Section 3.2) shall be elected by the Board of Directors at each annual meeting. Each such officer (whether elected at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the officer's successor is chosen and qualified, or until death, or until the officer shall resign in the manner provided in Section 3.3 or be removed in the manner provided in Section 3.4. The Chairman of the Board and the President shall be chosen from among the directors. Any other officer may but need not be a director of the Corporation. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 3.2. Other Officers, Election or Appointment. The Board of Directors from time to time may elect such other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and one or more Assistant Controllers) as it may deem necessary or advisable. The Board of Directors may delegate to any officer the power to appoint any such officers or agents and to prescribe their respective terms of office, powers and duties.

         SECTION 3.3. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

         SECTION 3.4. Removal. The officers specifically designated in Section
3.0 may be removed, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified. The officers and agents elected or appointed in accordance with the provisions of Section 3.2 may be removed, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.2. Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 3.5. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under Section 3.2 to appoint to such office.

         SECTION 3.6. Chairman of the Board of Directors. The Chairman of the Board shall, subject to the control of the Board of Directors, have general supervision over the management and direction of the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors if present and shall have such powers and perform such duties as are assigned to him by the By-laws and by the Board of Directors. He or she shall, in the absence or incapacity of the President, perform all the duties and the functions and exercise the powers of the President. The Chairman shall be chosen by the Board of Directors at each annual meeting from among the directors and shall serve until a successor is chosen and qualified, or until resignation or death.

         SECTION 3.7. President. The President shall be the Chief Executive Officer of the Corporation and shall have such powers and perform such duties as are assigned to him or her by the By-laws, the Chairman of the Board, or the Board of Directors. The President shall, in the absence or incapacity of the Chairman of the Board, perform all the duties and functions and exercise the powers of the Chairman of the Board.

         SECTION 3.8. Vice Presidents. Each Vice President shall perform such duties and have such powers as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors. In the case of the death or incapacity of the Chairman of the Board and the President, the Vice Presidents, shall, in the order of their seniority in office as Vice Presidents, perform the duties and exercise the powers of the President.

         SECTION 3.9. Secretary. The Secretary shall:

         (a) record all the proceedings of the meetings of the shareholders and Board of Directors in books to be kept for such purposes;

         (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by statute;

         (c) subject to the provisions of Section 5.0, sign certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and

         (d) in general, perform all duties incident to the office of Secretary and such other duties as are given to the Secretary by these By-laws or as may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

         SECTION 3.10. Assistant Secretaries. Each Assistant Secretary shall assist the Secretary in his or her duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the Chairman of the Board or the President may from time to time delegate. At the request of the Secretary, any Assistant Secretary may temporarily act in the Secretary's place in the performing of part or all of the duties of the Secretary. In the case of the death of the Secretary, or in the case of the Secretary's absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary who is to perform the duties of the Secretary shall be designated by the Chairman of the Board, the President or the Board of Directors.

         SECTION 3.11. Chief Financial Officer. The Chief Financial Officer shall:

         (a) have supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation;

         (b) cause to be kept at the principal office of the Corporation and preserved for review as required by law or regulation records of financial transactions and correct books of account using appropriate accounting principles;

         (c) be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation;

         (d) be responsible for rendering to the proper officers and the Board of Directors upon request, and to the shareholders and other parties as required by law or regulation, financial statements of the Corporation; and

         (e) in general perform all duties incident to the office and such other duties as are given by the By-laws or as may be assigned by the President or the Board of Directors.

         SECTION 3.12. Treasurer. The Treasurer shall:

         (a) have charge of the funds, securities, receipts and disbursements of the Corporation;

         (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board of Directors;

         (c) cause the funds of the Corporation to be disbursed from the authorized depositories of the Corporation, and cause to be taken and preserved proper records of all moneys disbursed; and

         (d) in general, perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by the By-laws or as may be assigned to him or her by the Chairman of the Board, the President, the Chief Financial Officer, or the Board of Directors.

         SECTION 3.13. Assistant Treasurers. Each Assistant Treasurer shall assist the Treasurer in his or her duties, and shall perform such other duties as the Board of Directors may from time to time prescribe or the Chairman of the Board or the President may from time to time delegate. At the request of the Treasurer, any Assistant Treasurer may temporarily act in the Treasurer's place in performing part or all of the duties of the Treasurer. In the case of the death of the Treasurer, or in the case of the Treasurer's absence or inability to act without having designated an Assistant Treasurer to act in his or her place, the Assistant Treasurer who is to perform the duties of the Treasurer shall be designated by the Chairman of the Board, the President or the Board of Directors.

         SECTION 3.14. Chief Accounting Officer. The Chief Accounting Officer shall:

         (a) keep full and accurate accounts of all assets, liabilities, commitments, revenues, costs and expenses, and other financial transactions of the Corporation in books belonging to the Corporation, and conform them to sound accounting principles with adequate internal control;

         (b) cause regular audits of these books and records to be made;

         (c) see that all expenditures are made in accordance with procedures duly established, from time to time, by the Corporation;

         (d) render financial statements upon the request of the Board of Directors, and a full financial report prior to the annual meeting of shareholders, as well as such other financial statements as are required by law or regulation; and

         (e) in general, perform all the duties ordinarily connected with the office of Chief Accounting Officer and such other duties as may be assigned to him or her by the Chairman of the Board, the President, the Chief Financial Officer, or the Board of Directors.

         SECTION 3.15. General Counsel. The Board of Directors shall appoint a general counsel who shall have general control of all matters of legal import concerning the Corporation.

         SECTION 3.16. Other Officers or Agents. Any other officers or agents elected or appointed pursuant to Section 3.2 shall have such duties and responsibilities as may be fixed from time to time by the By-laws or as may be assigned to them by the Chairman of the Board, the President or the Board of Directors.

         SECTION 3.17. Compensation. The compensation of executive officers of the Corporation shall be fixed from time to time by a Compensation Committee established pursuant to the procedures set forth in Section 2.10. No employee shall be prevented from receiving such compensation by reason of being a director of the Corporation.

         SECTION 3.18. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of all property, funds or securities of the Corporation which the officer or agent may handle.

                                  ARTICLE IV

            Execution of Instruments and Deposit of Corporate Funds

         SECTION 4.0. Execution of Instruments Generally. All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the President or any Vice President. Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.

         SECTION 4.1. Notes, Checks, Other Instruments. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 4.2. Proxies. Proxies to vote with respect to shares of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President or a Vice President or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE V

                                    Shares

         SECTION 5.0. Certificates for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation. The signatures of the Chairman of the Board, the President, Vice President, Secretary, and Assistant Secretary, and the signature of the transfer agent and registrar may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. Every certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series). Every certificate shall state whether such shares have been fully paid and are nonassessable. Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share, the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

         SECTION 5.1. Transfer of Shares. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder's attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates representing such shares. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana. Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

         SECTION 5.2. Regulations. Subject to the provisions of this Article V, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares of the Corporation.

         SECTION 5.3. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares of the Corporation.

         SECTION 5.4. Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors, and the Board of Directors may require the owner of the lost or destroyed certificate or the owner's legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of Directors to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

         SECTION 5.5. Control Share Acquisition Statute Inapplicable. Chapter 42 of the Indiana Business Corporation Law (IC 23-1-42) shall not apply to control share acquisitions of shares of the Corporation.

                                  ARTICLE VI

                                 Miscellaneous

         SECTION 6.0. Corporate Seal. The Board of Directors may adopt a Seal for the Corporation, but shall not be required to do so.

         SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

         SECTION 6.2. Amendment of By-laws. These By-laws may be amended or repealed and new By-laws may be adopted by the affirmative vote of at least a majority of the actual number of directors elected and qualified at any regular or special meeting of the Board of Directors provided that no provision of these By-laws incorporating a provision of the Articles of Incorporation may be amended except in a manner consistent with those Articles as they may be amended in compliance with the requirements stated therein.